UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
November 17, 2021

URBAN EDGE PROPERTIES
URBAN EDGE PROPERTIES LP
(Exact name of Registrant as specified in its charter)

Maryland	(Urban Edge Properties)	001-36523	(Urban Edge Properties)	47-6311266
Delaware	(Urban Edge Properties LP)	333-212951-01	(Urban Edge Properties LP)	36-4791544
(State or other jurisdiction of incorporation or organization)		(Commission File Number)		(I.R.S. Employer Identification Number)

888 Seventh Avenue
New York	NY	10019
(Address of Principal Executive offices) (Zip Code)

Registrant’s telephone number including area code:	(212)	956-2556

Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Urban Edge Properties

Title of class of registered securities	Trading symbol	Name of exchange on which registered
Common shares of beneficial interest, par value $0.01 per share	UE	The New York Stock Exchange
Urban Edge Properties LP

Title of class of registered securities	Trading symbol	Name of exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
        Urban Edge Properties  ☐                  Urban Edge Properties LP ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
        Urban Edge Properties ☐                   Urban Edge Properties LP ☐

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2021, the Board of Trustees (the “Board”) of Urban Edge Properties (the “Company”) increased the number of trustees comprising the Board from nine to ten and appointed Norman Jenkins as a trustee effective November 22, 2021, to serve until the Company’s 2022 annual meeting of shareholders.

Mr. Jenkins is a seasoned executive with over 25 years of real estate and leadership experience. He is President and Chief Executive Officer of Capstone Development, a privately-held firm he founded in 2009. Capstone develops and acquires commercial and multi-family real estate, with significant expertise in public-private partnerships and developing hospitality real estate that is typically affiliated with international lodging brands. Capstone currently owns a diverse portfolio comprised of hotels, street level retail and multi-family housing. Prior to founding Capstone, Mr. Jenkins spent 16 years with Marriott International, serving in several leadership positions before being named Senior Vice President of North American Lodging Development. Mr. Jenkins was the architect of Marriott’s industry-leading Diversity Ownership Initiative which was responsible for doubling the number of diverse-owned Marriott hotels over a three-year period to 500 hotels. Mr. Jenkins also serves on the board of directors of Duke Realty (NYSE: DRE) and AutoNation, Inc. (NYSE: AN). He is a member of the Washington, DC Developer Roundtable and is a former member of the Howard University Board of Trustees. Mr. Jenkins earned a BA in Accounting from Howard University, an MBA from George Washington University and is a certified public accountant.

The Company and Mr. Jenkins have entered into an indemnification agreement in substantially the same form as the indemnification agreements that the Company has entered into with each of its existing trustees effective as of his appointment. The indemnification agreement requires, among other matters, that the Company indemnify and advance expenses to Mr. Jenkins to the fullest extent permitted by Maryland law for all expenses and liabilities arising out of any proceeding involving Mr. Jenkins by reason of his service as a member of the Board.

In connection with his appointment as a trustee, Mr. Jenkins will receive (i) a grant of restricted common shares, or deferred share units or restricted LTIP units in Urban Edge Properties LP, the Company's operating partnership (“UELP”), at his election, with a grant date fair value of approximately $100,000, that will be vested upon grant and (ii) a grant of restricted common shares, or deferred share units or restricted LTIP units in UELP, at his election, with a grant date fair value equal to a prorated portion of the $100,000 annual grants that the Company makes to its trustees, based on the number of days remaining until the anniversary of the Company's 2021 annual meeting of shareholders, that will vest on the day prior the anniversary of the Company's 2021 annual meeting of shareholders. For a description of the Company’s compensation program for its non-employee trustees, see the Company’s Proxy Statement for its 2021 annual meeting of stockholders, filed with the Securities and Exchange Commission on March 25, 2021.

There are no arrangements or understandings between Mr. Jenkins and any other person pursuant to which Mr. Jenkins was appointed to the Board. There are no transactions in which Mr. Jenkins has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On November 18, 2021, the Company issued a press release announcing the appointment of Mr. Jenkins to the Board, a copy of which is furnished herewith as Exhibit 99.1. Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated November 18, 2021
104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101.*)

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

URBAN EDGE PROPERTIES
(Registrant)

Date: November 18, 2021	By:	/s/ Robert C. Milton III
Robert C. Milton III, Executive Vice President and General Counsel

URBAN EDGE PROPERTIES LP
By: Urban Edge Properties, General Partner

Date: November 18, 2021	By:	/s/ Robert C. Milton III
Robert C. Milton III, Executive Vice President and General Counsel